hhgregg, Inc. Announces Operating Results for the Fiscal Quarter Ended June 30, 2007

INDIANAPOLIS, August 14, 2007/Businesswire, hhgregg, Inc. (NYSE: HGG):

Operating Performance Summary (dollars in thousands, except per share amounts)
	Three Months Ended June 30,
(unaudited)	2007	2006
Net sales	$ 254,159	$ 203,248
Net sales % gain	25.0%	9.9%
Comparable store sales % gain (1)	8.8%	1.0%
Gross profit as % of net sales	31.2%	30.7%
SG&A as % of net sales	23.3%	24.7%
Net advertising expense as % of net sales	4.4%	4.9%
Income from operations	3.6%	1.1%
Net income (loss)	$ 2,873	$ (1,377)
Diluted net income (loss) per share	$ 0.10	$ (0.05)

_______________

(1) Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for our e-commerce site.

hhgregg, Inc. ("hhgregg") today reported net income of $2.9 million, or $0.10 per diluted share, for its first quarter of fiscal 2008, compared with a net loss of $1.4 million, or $(0.05) per diluted share, in the comparable prior year period. The improvement in earnings reflects strong comparable store sales growth, an increase in our gross profit rate, improved leverage in SG&A and net advertising rates and reduced interest expense due to significant debt reductions during the past 12 months.

First Quarter Operating Performance Recap

Net sales for the three months ended June 30, 2007 increased 25.0% to $254.2 million from $203.2 million for the three months ended June 30, 2006. This increase in sales was primarily attributable to the addition of ten stores during the past 12 months and an 8.8% increase in comparable store sales during the first quarter of fiscal 2008.

Net sales mix and comparable store sales percentage changes by product category for the three months ended June 30, 2007 and 2006 were as follows:

	Net Sales Mix Summary		Comparable Store Sales Summary
	Three Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
Video	39%	39%	9.5%	1.9%
Appliances	47%	48%	6.9%	1.3%
Other (1)	14%	13%	18.7%	(3.0)%

Total

	100%	100%	8.8%	1.0%

_______________

(1) Primarily consists of audio, personal electronics, mattresses and computer notebooks.

hhgregg's 8.8% comparable store sales increase for the three months ended June 30, 2007 primarily reflects a higher average selling price driven by continued increases in sales of higher-ticket items in video, major appliances and mattresses. Our video sales performance was fueled by triple-digit flat panel television sales growth, particularly in larger screen sizes, outpacing the double-digit sales decline in projection and tube televisions. Our appliance product category growth reflected continuing, increased demand for high-efficiency, major appliances, particularly in the laundry, dishwasher and cooking sub-categories. The comparable store sales increase in our other product category was primarily due to the company-wide roll-out of mattresses in the early part of fiscal 2007.

Gross profit measured as a percentage of sales increased by 0.5% to 31.2% for the three months ended June 30, 2007 from 30.7% for the three months ended June 30, 2006. The increase in gross profit rate was primarily attributable to improved product mix and margin in key merchandise categories.

SG&A expenses decreased by 1.4%, as a percentage of sales, from 24.7% for the three months ended June 30, 2006 to 23.3% for the three months ended June 30, 2007. The decrease in SG&A rate for the three months ended June 30, 2007 was primarily attributable to the leveraging effect of our sales growth across many expense categories and decreases in insurance and depreciation expense.

As a percentage of sales, net advertising expense decreased 0.5% to 4.4% for the three months ended June 30, 2007 from 4.9% for the three months ended June 30, 2006. The decrease was primarily attributable to an increase in vendor support.

hhgregg will be conducting a conference call to discuss operating results for the three months ended June 30, 2007, on Tuesday, August 14, 2007 at 10:00 a.m. (Eastern Time). Interested investors and other parties may listen to a simultaneous web cast of the conference call by logging onto hhgregg's website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (800) 811-8830. Callers should reference the hhgregg First Quarter 2008 Earnings.

Information regarding non-GAAP financial measures, including Adjusted EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization) and debt leverage, that will be discussed in the conference call can be found at www.hhgregg.com on the investor relations page.

FY 2008 Guidance

The Company expects diluted net income per share, as adjusted to exclude the loss on early extinguishment of debt, to range between $0.87 and $0.97 for the fiscal year ended March 31, 2008. The loss related to the early extinguishment of debt, arising from the debt refinancing consummated on July 25, 2007 in connection with the Company's initial public offering, is expected to range between $0.41 and $0.42 per share, net of tax. The Company expects annual net sales for fiscal 2008 to increase between 15% to 18% over fiscal 2007 with 13 to 15 new store openings and comparable store sales growth of 3% to 5%. In addition, the Company expects that fiscal 2008 capital expenditures, net of sales and leaseback proceeds, to range between $22 million and $24 million.

About hhgregg

hhgregg is a specialty retailer of consumer electronics, home appliances, mattresses and related services operating under the names hhgregg® and Fine Lines®. hhgregg currently operates 79 stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg's expectations are: competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sale's personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at our central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the "Risk Factors" section in the Company's prospectus filed pursuant to Rule 424(b)(4) with the SEC on July 20, 2007. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact: Andy Giesler, Director of Investor Relations

investorrelations@hhgregg.com

(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	June 30, 2007	June 30, 2006
	(In thousands, except share data)

Net sales	$ 254,159	$ 203,248
Cost of goods sold	174,801	140,777
Gross profit	79,358	62,471
Selling, general and administrative expenses	59,233	50,271
Net advertising expense	11,057	9,982
Income from operations	9,068	2,218
Other expense (income):
Interest expense	3,612	4,630
Interest income	(5)	(5)
Loss (gain) related to early extinguishment of debt	608	(168)
Total other expense	4,215	4,457
Income (loss) before income taxes	4,853	(2,239)
Income tax expense (benefit)	1,980	(862)
Net income (loss)	$ 2,873	$ (1,377)
Basic net income (loss) per share	$ 0.10	$ (0.05)
Diluted net income (loss) per share	$ 0.10	$ (0.05)
Weighted average shares outstanding-Basic	28,491,600	28,509,600
Weighted average shares outstanding-Diluted	29,536,938	28,671,144

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AS A PERCENTAGE OF SALES)

(UNAUDITED)

	Three Months Ended
	June 30, 2007	June 30, 2006

Net sales	100.0%	100.0%
Cost of goods sold	68.8	69.3
Gross profit	31.2	30.7
Selling, general and administrative expenses	23.3	24.7
Net advertising expense	4.4	4.9
Income from operations	3.6	1.1
Other expense (income):
Interest expense	1.4	2.3
Interest income	-	-
Loss (gain) related to early extinguishment of debt	0.2	(0.1)
Total other expense	1.7	2.2
Income (loss) before income taxes	1.9	(1.1)
Income tax expense (benefit)	0.8	(0.4)
Net income (loss)	1.1%	(0.7)%

Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2007	March 31, 2007
	(In thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$ 1,328	$ 1,498
Accounts receivable - trade, less allowances of $255 and $409, respectively	13,308	10,641
Accounts receivable - other, less allowances of $26 and $16, respectively	12,450	11,203
Merchandise inventories	120,914	113,602
Prepaid expenses and other current assets	4,549	7,239
Deferred income taxes	1,653	1,574
Total current assets	154,202	145,757
Net property and equipment	54,273	52,129
Deferred financing costs, net	5,818	6,342
Deferred income taxes	85,463	85,891
Other	371	406
	145,925	144,768
Total assets	$ 300,127	$ 290,525

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - vendors	$ 77,502	$ 73,973
Line of credit	9,940	-
Customer deposits	17,766	16,958
Accrued liabilities	34,173	36,325
Total current liabilities	139,381	127,256
Long-term liabilities:
Long-term debt	129,597	134,459
Other long-term liabilities	11,448	12,517
Total long-term liabilities	141,045	146,976
Total liabilities	280,426	274,232

Stockholders' equity:
Preferred stock; no par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2007 and March 31, 2007	-	-
Common stock; no par value; 52,500,000 shares authorized; 28,491,600 shares issued and outstanding as of June 30, 2007 and March 31, 2007	114,421	113,909
Accumulated deficit	(94,528)	(97,401)
	19,893	16,508
Note receivable for common stock	(192)	(215)
Total stockholders' equity	19,701	16,293
Total liabilities and stockholders' equity	$ 300,127	$ 290,525

HHGREGG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	June 30, 2007	June 30, 2006
	(In thousands, except share data)

Operating activities:
Net income (loss)	$ 2,873	$ (1,377)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,828	2,983
Amortization of deferred financing costs	316	396
Accretion of original issue discount	138	124
Stock-based compensation	512	-
(Gain) loss on disposal of assets	(16)	20
Loss (gain) on early extinguishment of debt	608	(168)
Deferred income taxes	349	(878)
Changes in operating assets and liabilities:
Accounts receivable - trade	(2,667)	(1,100)
Accounts receivable - other	(1,248)	(1,379)
Merchandise inventories	(7,312)	(10,033)
Prepaid expenses and other assets	(1,062)	411
Deposits	3,787	2,207
Accounts payable - third parties	-	(1,050)
Accounts payable - vendors	8,297	7,523
Customer deposits	808	(580)
Other accrued liabilities	(2,036)	(1,983)
Other long-term liabilities	(2,059)	225
Net cash provided by (used in) operating activities	4,116	(4,659)
Investing activities:
Purchases of property and equipment	(6,969)	(2,356)
Proceeds from sale and leaseback transaction	2,300	2,725
Deposit on future sale and leaseback transaction	700	-
Proceeds from sales of property and equipment	4	85
Net cash (used in) provided by investing activities	(3,965)	454
Financing activities:
Net (decrease) increase in bank overdrafts	(4,768)	1,556
Net borrowings on line of credit	9,940	8,800
Payments received on notes receivable for issuance of common stock from GIC	23	4
Payment for early debt extinguishment	(5,516)	(7,445)
Net cash (used in) provided by financing activities	(321)	2,915
Net decrease in cash and cash equivalents	(170)	(1,290)
Cash and cash equivalents:
Beginning of period	1,498	2,301
End of period	$ 1,328	$ 1,011

Supplemental disclosure of cash flow information:
Interest paid	$ 312	$ 322
Income taxes paid	4,781	-